UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2020

Floor & Decor Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38070	27-3730271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Windy Ridge Parkway SE Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

(404) 471-1634

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	FND	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Term Loan Facility.

On February 14, 2020, Floor and Decor Outlets of America, Inc. (“F&D”), a wholly-owned subsidiary of Floor & Decor Holdings, Inc. (the “Company”), refinanced its senior secured term loan credit facility by entering into a repricing and general amendment, among F&D, the other loan parties party thereto, the lenders party thereto, and UBS AG, Stamford Branch as the administrative agent and collateral agent (as amended, the “Amended Term Loan Facility”). The Amended Term Loan Facility, among other things, (a) refinanced F&D’s existing term loan facility with a new term loan facility in the aggregate principal amount of $144.625 million, and (b) extended the stated maturity date under the Amended Term Loan Facility to February 14, 2027. The Amended Term Loan Facility also includes an “accordion” feature that allows F&D, under certain circumstances, to increase the size of the facility by an amount up to the greater of $270 million or 100% of Consolidated EBITDA (as defined in the Amended Term Loan Facility), subject to certain additional adjustments.

The Amended Term Loan Facility also amended the margin applied to loans to (x) in the case of ABR Loans (as defined in the Amended Term Loan Facility), from 1.75% or 1.50% per annum (based on credit rating tests) to 1.00% per annum (subject to a leverage-based step-up to 1.25% if F&D exceeds certain leverage ratio tests), and (y) in the case of Eurodollar Loans (as defined in the Amended Term Loan Facility), from 2.75% or 2.50% per annum (based on credit rating tests) to 2.00% per annum (subject to a leverage-based step-up to 2.25% if F&D exceeds certain leverage ratio tests) (subject to a 0.00% floor on Eurodollar Loans).

The indebtedness outstanding under the Amended Term Loan Facility continues to be secured by substantially all of F&D’s assets and guaranteed by F&D’s U.S. subsidiaries. In particular, the indebtedness outstanding under the Amended Term Loan Facility is secured by a first-priority security interest in all of F&D’s fixed assets and intellectual property, and a second-priority interest in the collateral that secures the Amended ABL Facility (as defined below) on a first-priority basis.

Under the Amended Term Loan Facility, F&D has made certain representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar credit facilities, including covenants related to: (a) limitations on the incurrence of additional indebtedness and liens; (b) limitations on the payment of dividends and certain other restricted payments; (c) limitations on the ability to effect mergers or consolidations; (d) limitations on the ability to enter into transactions with affiliates; (e) limitations on the ability to sell or dispose of property or assets; and (f) limitations on the ability to engage in unrelated lines of business. The Amended Term Loan Facility also continues to include usual and customary events of default for senior secured credit facilities of this nature.

Certain parties to the Amended Term Loan Facility, and affiliates of those parties, provide banking, investment banking and other financial services to the Company and its subsidiaries from time to time. The description above is only a summary of the material provisions of the Amended Term Loan Facility and is qualified in its entirety by reference to a copy of the Amended Term Loan Facility, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated by reference herein.

Amendment to ABL Facility.

On February 14, 2020, F&D refinanced its senior secured revolving credit facility by entering into a repricing and general amendment, among F&D, the other loan parties party thereto, the lenders party thereto, and Wells Fargo Bank, National Association as the administrative agent and collateral agent (as amended, the “Amended ABL Facility”). The Amended ABL Facility, among other things, (a) increased F&D’s revolving commitments to a total aggregate principal amount of $400 million, and (b) extended the stated maturity date under the Amended ABL Facility to February 14, 2025. The Amended ABL Facility also includes an “accordion” feature that allows F&D, under certain circumstances, to increase the size of the facility by an amount up to $100 million, or such higher amount as may be agreed to by the Required Lenders (as defined in the Amended ABL Facility).

The Amended ABL Facility also amended the margin applied to loans and letters of credit to (x) in the case of Base Rate Loans (as defined in the Amended ABL Facility), from 0.25% or 0.50% per annum (based on availability) to a flat rate of 0.25% per annum, (y) in the case of LIBO Rate Loans and Letter of Credit Fees for Standby Letters of Credit (each capitalized term as defined in the Amended ABL Facility), from 1.25% or 1.50% per annum (based on availability) to a flat rate of 1.25% per annum (subject to a 0.00% floor on LIBO Rate Loans) and (z) in the case of Letter of Credit Fees for Commercial Letters of Credit (each capitalized term as defined in the Amended ABL Facility), from 0.75% or 1.00% per annum (based on availability) to a flat rate of 0.75% per annum.

The indebtedness outstanding under the Amended ABL Facility continues to be secured by substantially all of F&D’ assets and guaranteed by F&D’s U.S. subsidiaries. In particular, the indebtedness outstanding under the Amended ABL Facility is secured by a first-priority security interest in all of F&D’s current assets, including inventory and accounts receivable, and a second-priority security interest in the collateral that secures the Amended Term Loan Facility on a first-priority basis.

Under the Amended ABL Facility, F&D has made certain representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar credit facilities, including covenants related to: (a) limitations on the incurrence of additional indebtedness and liens; (b) limitations on the payment of dividends and certain other restricted payments; (c) limitations on the ability to effect mergers or consolidations; (d) limitations on the ability to enter into transactions with affiliates; (e) limitations on the ability to sell or dispose of property or assets; (f) limitations on the ability to engage in unrelated lines of business; and (g) certain financial tests. The Amended ABL Facility also continues to include usual and customary events of default for senior secured credit facilities of this nature.

Certain parties to the Amended ABL Facility, and affiliates of those parties, provide banking, investment banking and other financial services to the Company and its subsidiaries from time to time. The description above is only a summary of the material provisions of the Amended ABL Facility and is qualified in its entirety by reference to a copy of the Amended ABL Facility, which is filed as Exhibit 10.2 to this current report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information contained in Item 1.01 to this current report on Form 8-K is by this reference incorporated in this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
10.1	Amendment No. 3 to Credit Agreement and Amendment No. 1 to Security Agreement, dated as of February 14, 2020, by and among Floor and Decor Outlets of America, Inc., FDO Acquisition Corp., FD Sales Company LLC, the lenders from time to time party thereto and UBS AG, Stamford Branch, as Administrative Agent and Collateral Agent
10.2	Amendment No. 1 to Amended and Restated Credit Agreement and Amendment No. 1 to Amended and Restated Security Agreement, dated as of February 14, 2020, by and among Floor and Decor Outlets of America, Inc., FDO Acquisition Corp., FD Sales Company LLC, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as Administrative Agent, Collateral Agent and Swing Line Lender
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOOR & DECOR HOLDINGS, INC.

Date: February 19, 2020	By:	/s/ David V. Christopherson
	Name:	David V. Christopherson
	Title:	Executive Vice President, General Counsel, and Secretary